Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AlphaTON Capital Corp

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-286961, 333-290827, 333-291341 and 333-291921), Form F-1 (No. 333-275229), and Form S-8 (Nos. 333-289199, 333-275842) of AlphaTON Capital Corp of our reports dated December 23, 2025 relating to the financial statements of Ga Mee Global Limited for the fiscal years ended December 31, 2024 and 2023, which reports appear in this Form 6-K of AlphaTON Capital Corp.

/s/ OOP CPA & Co.

Hong Kong, China

March 19, 2026